                                 Exhibit (j)(2)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 14, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of the One Group Investment Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Financial Statements" in such Registration Statement.


                                                /s/ PRICEWATERHOUSECOOPERS LLP

                                                PRICEWATERHOUSECOOPERS LLP
Chicago, IL
April 15, 2003

                                       2